Exhibit 99.1

FOR IMMEDIATE RELEASE:

For additional information contact:
Joseph Cormier	Mark Root
Senior Vice President, Corporate Development	Executive Director, Corporate Communications
703-218-8258	703-218-8397; cell: 571-259-1169
joe.cormier@mantech.com	mark.root@mantech.com

President & COO to transition out of Company over the next three months

Remaining a Member of the Board of Directors

FAIRFAX, Virginia, March 3, 2009 — ManTech International Corporation (Nasdaq:MANT) announced today that Robert A. Coleman, its President and Chief Operating Officer will resign from these positions while retaining his position as a member of ManTech’s Board of Directors. Coleman’s resignation will be effective on or about June 1, 2009, which will allow for an appropriate transition. Coleman was named President and Chief Operating Officer in September 2004.

“On behalf of ManTech, I would like to thank Bob Coleman for the critical role he played in building ManTech into a $2 billion national security public company and the premier mid-tier defense IT firm in the marketplace,” said George J. Pedersen, Chief Executive Officer and Chairman of the Board, ManTech International Corporation. “We wish him success with his future endeavors and are pleased that he will continue on our Board of Directors.”

“I’m very proud of everything we accomplished in my six years at the Company,” said Robert A. Coleman, President and Chief Operating Officer, ManTech International Corporation. “We continue to provide mission-focused services on nationally critical programs and I have the utmost confidence that the strategy we’ve put into place will continue to be successful into the future. I look forward to working with ManTech’s executive team on a smooth transition and thereafter in my ongoing role as a member of the Board.”

About ManTech International Corporation:

Headquartered in Fairfax, Virginia with approximately 8,000 professionals, ManTech International Corporation is a leading provider of innovative technologies and solutions for mission-critical national security programs for the Intelligence Community; the departments of Defense, State, Homeland Security and Justice; the Space Community and other U.S. federal government customers. ManTech’s expertise includes systems engineering, systems integration, software development services, enterprise architecture, cyber security, information assurance, intelligence operations and analysis support, network and critical infrastructure protection, information operations and information warfare support, information technology, communications integration, global logistics and supply chain management, and service oriented architectures. The company supports the advanced telecommunications systems that are used in Operation Iraqi Freedom and in other parts of the world; has developed a secure, collaborative communications system for the U.S. Department of Homeland Security; and builds and maintains secure databases that track terrorists. The company operates in the United States and 40 countries. In 2008, BusinessWeek magazine chose ManTech for its ‘InfoTech 100’ listing representing the best performing tech companies in the world; Forbes.com named ManTech as one of the 400 Best Big Companies in the nation; and A-Space, a Web 2.0 enhanced collaboration tool that ManTech developed for the Intelligence Community was named one of the Top 50 Inventions of the Year by Time magazine. Also in 2008, GI

Jobs magazine named ManTech a Top Ten Military Friendly Employer for the third year in a row. Additional information on ManTech can be found at www.mantech.com.

Forward-Looking Information:

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “intends,” “should,” “expects,” “plans,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: adverse changes in U.S. government spending priorities; failure to retain existing U.S. government contracts, win new contracts, or win recompetes; adverse results of U.S. government audits of our government contracts; risks associated with complex U.S. government procurement laws and regulations; adverse effect of contract consolidation; risk of contract performance or termination; failure to obtain option awards, task orders or funding under contracts; adverse changes in our mix of contract types; failure to successfully integrate recently acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions; failure to identify, execute or effectively integrate future acquisitions; and competition. These and other risk factors are more fully discussed in the section entitled “Risks Factors” in ManTech’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2009, and, from time to time, in ManTech’s other filings with the Securities and Exchange Commission, including among others, its reports on Form 10-Q.

The forward-looking statements included in this news release are only made as of the date of this news release and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.